UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

Commission File Number: 000-52169

NORTHPORT NETWORK SYSTEMS, INC.
(Name of small business issuer in its charter)

Washington	76-0674579
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite #4200, 601 Union Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206-652-3451)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into an Equity Agreement.

On June 15, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China, with Honglin Qian, a Chinese citizen, to acquire a 100% equity interest in certain medical patents registered in China,(“the technology assets”)

The Parties wish to establish a new corporation to be located in Dalian, China which will have as its business purpose. to develop and then commercialize in China and elsewhere, the formulations, of which the first such product will be designed to determine the presence or not of the chemical formula commonly called Melamine in food products. The new corporation will be called Dalian Beigang Biotech Inc.(“COMPANY”).

Honglin Qian will own a 10% equity interest in COMPANY, and Dalian Northport will own an 90% equity interest in COMPANY

Consideration for the 100% equity interest in the technology assets to be paid to Honglin Qian will be 1,000,000 treasury shares of Dalian Northport’s parent company, Northport Network Systems Inc. The Northport Network Systems Inc. share price on the date of the agreement was $0.90 US per share.

Item 3.02	Unregistered Sales of Equity Securities.

On June 15, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China, with Honglin Qian, a Chinese citizen, to acquire a 100% equity interest in certain medical patents registered in China (“the technology assets”)

Consideration for the 100% equity interest in the technology assets to be paid to Honglin Qian will be 1,000,000 treasury shares of Dalian Northport’s parent company, Northport Network Systems Inc. The Northport Network Systems Inc. share price on the date of the agreement was $0.90 US per share.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	Equity Agreement dated June 15, 2010 is attached as exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Date:	June 16, 2010	By:	/s/ Zhao Yan
Zhao Yan
President

EXHBIT INDEX

Number	Document(s)	Location

10.1	Equity Agreement dated June 15,2010	Attached hereto and incorporated by reference herein